CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus, constituting part of the Registration Statement (file No. 333-43134 ) on form S-1 of our report dated July 21, 2000, relating to the consolidated financial statements of e-Net Financial.Com, Inc. which appear in such Prospectus. We also consent to the reference to us under the heading experts, in such Prospectus.


                                     /S/ MCKENNON, WILSON & MORGAN, LLP
                                     ----------------------------------
                                     MCKENNON, WILSON & MORGAN, LLP

Irvine, California
March 13, 2001